STOCK OPTION CANCELLATION AGREEMENT

This Stock Option Cancellation Agreement (the “Agreement”) is made and entered into as of [____________, 2015] (“Effective Date”) by and between Mr. Jeffrey E. Smith (the “Option Holder”) and MSB Financial Corp., Millington, New Jersey (“MSB).

WHEREAS, the Option Holder holds options (“Options”) to purchase 22,033 shares of common stock of MSB (“Common Stock”) at the exercise price(s) per share (“Option Price”) set forth in Schedule A attached hereto; and

WHEREAS, in accordance with the MSB Financial Corp. 2008 Stock Compensation and Incentive Plan (“Plan”), MSB in its discretion may elect to cancel and cash-out such Options in lieu of permitting their exercise by paying the Option Holder a cash payment in an amount determined by multiplying (i) the positive difference, if any, between the fair market value of the Common Stock on the Effective Date and the Option Price of such Option by (ii) the number of shares of Common Stock subject to such Option; and

NOW, THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.
The Option Holder hereby surrenders the Options held as of the Effective Date, which shall each be cancelled in exchange for a cash payment from MSB in an amount determined by multiplying (i) the positive difference, if any, between the fair market value of the Common Stock as of the close of business on the Effective Date and the exercise price of such Option by (ii) the number of shares of Common Stock subject to such Option, as set forth in Schedule A attached hereto, less any required tax withholding payments, to be reported on IRS Form W-2 (collectively, the “Payment”).

2.
The Option Holder hereby acknowledges that Schedule A contains a true and complete list of all Options held by the Option Holder as of the Effective Date, and the Option Holder further acknowledges that all obligations of MSB hereunder and under the Options, the related Plan and any related stock option agreements shall be extinguished at the Effective Date and shall be converted into the right to receive the Payment as set forth at Paragraph 1 herein. Further, the Option Holder hereby waives any claim for compensation for any other options or rights to purchase shares of Common Stock of MSB awarded to the Option Holder by MSB or any subsidiary of MSB at any time prior to the Effective Date.

3.
This Agreement shall constitute an addendum to each Stock Option Agreement applicable to each Option set forth in Schedule A, and shall supersede any provisions to the contrary that may be contained in any other agreement, plan or document relating to the Options.

4.	No amendments or additions to this Agreement shall be binding unless made in writing and signed by the parties hereto.

5.	This Agreement shall be governed by the laws of the State of New Jersey.

The undersigned parties have entered into this Agreement effective as of the date first written above, as follows:

MSB FINANCIAL CORP.

By:    _____________________________________
Michael A. Shriner
President and Chief Executive Officer

_________________________________________
Option Holder
Print Name:  Jeffrey E. Smith

SCHEDULE A

Option Holder: Jeffrey E. Smith

Date of Option Award	Number of Shares	Option Price (Per Share)	Profit per Option ($___.__ - Option Price)	Aggregate Cash Payment* (before taxes) withholdinges) withholding)
May 9, 2008	22,033	$10.75	$_____	$______

TOTAL:   $_________

Note:  Such Payment is subject to tax withholding.